Exhibit 99.1

Below is the Company’s estimate of the size of the markets in which it participates and the Company’s estimated share of such markets, all for calendar year 2008 (in billions except percentage data):

	Reserve Power	Motive Power	Total
Total Market	$3.7	$2.9	$6.6

EnerSys share of relevant market	23%	38%	29%

Geographic split of relevant market:

Americas	31%	30%	31%

Europe, Middle East & Africa	39%	57%	47%

Asia	30%	13%	22%

Split of relevant market by End-markets:

Telecom	47%	—	27%

Uninterruptible Power Systems	28%	—	16%

Reserve Other	25%	—	14%

Forklift Trucks	—	93%	40%

Motive Other	—	7%	3%

Below is the Company’s fiscal year 2009 sales and the percent of sales split by segment, geography and end market (in billions except percentage data):

	Reserve Power	Motive Power	Total
Net Sales	$1.039	$0.934	$1.973

Geographic split:

Americas	—	—	42%

Europe, Middle East & Africa	—	—	50%

Asia	—	—	8%

Split by End-markets:

Telecom	44%	—	21%

Uninterruptible Power Systems	14%	—	6%

Reserve Other	42%	—	20%

Total Reserve Power			47%

Forklift Trucks	—	89%	47%

Motive Other	—	11%	6%

Total Motive Power			53%